Exhibit 1
Sub-Item 77I




THE DREYFUS/LAUREL FUNDS TRUST
               Dreyfus Premier Core Value Fund


     This exhibit which was previously filed under Accession #0000 717341-00-000002 was incorrectly filed and therefore has been deleted from this amended filing.